EXHIBIT 5.1

September 15, 2026

PEDEVCO CORP.

575 N. Dairy Ashford, Suite 210

Houston, Texas 77079

Re: Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as counsel for PEDEVCO Corp., a Texas corporation (the “Company”), in connection with the Company’s registration under the Securities Act of 1933, as amended (the “Act”), pursuant to the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on September 15, 2026, of the offer and sale of an aggregate of up to 900,000 shares of common stock, $0.001 par value (the “Reserved Shares”) of the Company, which Shares are reserved for future issuance, from time to time, under and pursuant to the terms of the PEDEVCO Corp. 2021 Equity Incentive Plan, as amended by the Third Amendment thereto (as amended to date, the “Plan”), and covering the registration for resale of up to 172,421 shares of the Company’s common stock, par value $0.001 per share (the “Outstanding Shares”, and together with the Reserved Shares, the “Shares”), on behalf of the selling stockholders described in the reoffer prospectus (the “Prospectus”) included in the Registration Statement which were issued under the Plan and the PEDEVCO Corp. Amended and Restated 2012 Equity Incentive Plan, as amended. This opinion is being rendered in connection with the filing of the Registration Statement with the Commission.

In reaching the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments as we deemed necessary or advisable for purposes of this opinion, including (i) the Company’s Second Amended and Restated Certificate of Formation, as amended to date, (ii) the Company’s Amended and Restated Bylaws, (iii) the Registration Statement and the exhibits thereto, (iv) the Prospectus, (v) certain resolutions adopted by the Board of Directors of the Company, (vi) the Plan, and (vii) such other corporate records, agreements, certificates, instruments, and documents as we have considered necessary for purposes of this opinion letter. We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinion expressed below.

As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company, including the Registration Statement, the Prospectus, and, to the extent that we deemed such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

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With your permission, we have made and relied upon the following assumptions, without any independent investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (1) all corporate records furnished to us by the Company are accurate and complete; (2) the Registration Statement and Prospectus to be filed by the Company with the Commission will be identical to the form of the documents that we have reviewed; (3) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement and the Prospectus) and the Plan are accurate and complete; (4) the Company will issue the Reserved Shares in accordance with the terms of the Registration Statement and the applicable Plan; (5) in connection with each issuance of any Reserved Shares, the Company will duly execute and deliver a stock certificate evidencing the Reserved Shares or, with respect to any Reserved Shares issued on an uncertificated basis, the Company will comply with applicable laws regarding the documentation of uncertificated securities; (6) the full consideration for each Reserved Share, as set forth in the Plan, shall be paid to the Company and in no event shall be less than the par value of such Reserved Share; and (7) compliance in the future with the terms of the Plan by the Company and its employees, officers, the Board of Directors and any committees or individuals appointed to administer the Plan.

We have also assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authority of all persons signing all documents submitted to us on behalf of the parties to such documents, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic original documents of all documents submitted to us as copies, and (vi) that all information contained in all documents reviewed by us is true, correct and complete.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, and having due regard for the legal considerations we deem relevant, we are of the opinion that:

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(a) when the Reserved Shares are issued by the Company in accordance with the terms of the Plan and the instruments executed pursuant to the Plan, as applicable, which govern the awards to which any Reserved Shares relate, and (b) when the payment of the consideration for such Reserved Shares pursuant to the terms of such Plan and award agreements, have been made, such Reserved Shares, as applicable, will be legally issued, fully paid and non-assessable; and

(2)	the Outstanding Shares are validly issued, fully paid and non-assessable.

This opinion is expressly limited in scope to the Shares enumerated herein which are to be expressly covered by the referenced Registration Statement. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated above with respect to the Shares.

We express no opinion as to the laws of any state or jurisdiction other than the laws governing corporations of the State of Texas and the federal laws of the United States of America. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. We have made such examination of Texas law as we have deemed relevant for purposes of this opinion. We express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision.

The foregoing opinion assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of the Reserved Shares.

This opinion (i) is rendered in connection with the filing of the Registration Statement, (ii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of, obligation to advise you of any change or any new developments that might affect any matters or opinions set forth herein, and (iii) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act.

Sincerely,

/s/ The Loev Law Firm, PC
The Loev Law Firm, PC

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